                                  SCHEDULE 14A

                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the registrant [X]
Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ] Preliminary proxy statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X] Definitive proxy statement

[ ] Definitive additional materials

[ ] Soliciting material under Rule 14a-12

                                    SPSS INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)      Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

(2)      Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

(4)      Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

(5)      Total fee paid:

--------------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

--------------------------------------------------------------------------------

(1)      Amount previously paid:

--------------------------------------------------------------------------------

(6)      Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

(7)      Filing party:

--------------------------------------------------------------------------------

(8)      Date filed:

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

                                  [SPSS LOGO]

Dear Stockholder:

     You are cordially invited to the Annual Meeting of Stockholders (the "Annual Meeting") of SPSS Inc. ("SPSS"). The Annual Meeting will be held at the headquarters of SPSS at 233 South Wacker Drive, Chicago, Illinois 60606, on Wednesday, June 12, 2002, at 1:00 p.m., local time.

     At the Annual Meeting, you will be asked (a) to consider and vote to elect three directors to hold office for a three-year term, (b) to consider and to vote to approve SPSS's 2002 Equity Incentive Plan, (c) to ratify the appointment of KPMG LLP as independent auditors of SPSS for the fiscal year 2002, and (d) to transact any other business as may properly come before the Annual Meeting and any adjournment thereto.

     SPSS'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SPSS'S STOCKHOLDERS VOTE FOR ALL OF THE NOMINEES FOR ELECTION AS DIRECTORS, FOR APPROVAL OF SPSS'S 2002 EQUITY INCENTIVE PLAN AND FOR APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS OF SPSS FOR THE FISCAL YEAR 2002.

     In the materials accompanying this letter, you will find a Notice of Annual Meeting of Stockholders, a Proxy Statement relating to the proposals you will be asked to consider and vote upon at the Annual Meeting, and a Proxy Card. The Proxy Statement includes general information regarding SPSS as well as additional information relating to the specific proposals you will be asked to consider and vote upon at the Annual Meeting. Also included with the proxy materials is SPSS's Annual Report to Stockholders.

     All stockholders are invited to attend the Annual Meeting in person. However, whether or not you plan to attend the Annual Meeting, please complete, sign and date the Proxy Card enclosed herewith and promptly return it to SPSS in the enclosed envelope we have provided for that purpose. If you attend the Annual Meeting, you may vote in person if you wish, even though you have previously returned your proxy. It is important that your shares be represented and voted at the Annual Meeting.

                                          Sincerely,

                                          /s/ Jack Noonan

                                          Jack Noonan
                                          CEO and President

May 13, 2002

                                  [SPSS LOGO]

                                   SPSS INC.
                             233 SOUTH WACKER DRIVE
                            CHICAGO, ILLINOIS 60606

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 12, 2002

     The 2002 annual meeting of stockholders of SPSS Inc. will be held at the headquarters of SPSS at 233 South Wacker Drive, Chicago, Illinois 60606, on Wednesday, June 12, 2002 at 1:00 p.m., local time, for the following purposes:

     (1) To elect three (3) directors of SPSS to serve until the 2005 annual meeting of stockholders, as described in Proposal No. 1;

     (2) To consider and vote upon a proposal to approve the 2002 Equity Incentive Plan, as described in Proposal No. 2;

     (3) To ratify the appointment of KPMG LLP as independent auditors of SPSS for the fiscal year 2002, as described in Proposal No. 3; and

     (4) To transact any other business as may be properly brought before the annual meeting or any adjournment thereof.

     Only stockholders of record as of May l, 2002, are entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement thereof.

     SPSS hopes that as many stockholders as possible will personally attend the annual meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE TO ENSURE THAT YOUR SHARES ARE REPRESENTED AND VOTED IN ACCORDANCE WITH YOUR WISHES. Sending in your proxy will not prevent you from voting in person at the annual meeting.

                                          By Order of the Board of Directors

                                          /s/ Edward Hamburg
                                          Edward Hamburg
                                          Secretary of SPSS Inc.

Chicago, Illinois
May 13, 2002

                                   SPSS INC.
                             233 SOUTH WACKER DRIVE
                            CHICAGO, ILLINOIS 60606
                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 12, 2002

     THE ENCLOSED PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF SPSS INC. FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS AT 1:00 P.M. (CHICAGO TIME) ON JUNE 12, 2002. Shares of SPSS's common stock, par value $0.01 per share, represented by a properly executed proxy in the accompanying form, will be voted at the annual meeting. If no specific instructions are given with regard to matters being voted upon, the shares represented by a signed proxy card will be voted according to the recommendations of the Board of Directors of SPSS. The Board presently does not intend to bring any matter before the annual meeting except those referred to in this Proxy Statement and specified in the Notice of Annual Meeting of Stockholders, nor does the Board know of any matters which anyone else proposes to present for action at the annual meeting. However, if any other matters properly come before the annual meeting, the persons named in the accompanying proxy, or their duly constituted substitutes acting at the annual meeting, will be authorized to vote or otherwise act thereon using their reasonable judgment and discretion; provided, however, that proxies directing a vote against a proposal may not be voted, pursuant to such discretionary authority, for a proposal to adjourn the annual meeting to permit further solicitation with respect to the proposal.

     The proxy may be revoked at any time before its exercise by sending written notice of revocation to Edward Hamburg, Secretary, SPSS Inc., 233 South Wacker Drive, Chicago, Illinois 60606, by signing and delivering a subsequently dated proxy card or by attending the annual meeting in person and giving notice of revocation to the Inspector of Election. This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders and proxy card are being mailed to stockholders beginning on or about May 13, 2002.

     May 1, 2002 was the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting. On that date, there were outstanding and entitled to vote 16,820,776 shares of SPSS common stock, which is SPSS's only class of voting securities. Each stockholder is entitled to one vote for each share of SPSS common stock held of record. For a period of at least ten days prior to the annual meeting, a complete list of stockholders entitled to vote at the annual meeting will be available for examination by stockholders during regular business hours at SPSS's headquarters, 233 South Wacker Drive, Chicago, Illinois.

     One Inspector of Election, a representative of Computershare, appointed by the Board of Directors will determine the shares represented at the annual meeting and the validity of proxies and count all votes. Abstentions and broker non-votes will be included when determining whether a quorum is present at the annual meeting. An abstention has the effect of voting against a matter since an abstention is counted as a share "entitled to vote," but is not included as a vote for or against such matter. Broker non-votes have no effect since they are not counted as shares "entitled to vote" and are not included as votes for or against any proposal.

     A plurality of the shares of SPSS common stock present in person or represented by proxy at the annual meeting is required for the election of directors. An affirmative vote of a majority of the shares of SPSS common stock present in person or represented by proxy and entitled to vote at the annual meeting is required for the approval of all other matters being submitted to the stockholders for their consideration.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     In accordance with the by-laws of SPSS, the Board of Directors has at present fixed the number of directors constituting the Board at eight. In accordance with SPSS's Restated Certificate of Incorporation, the directors have been divided into three classes. The class of directors whose term expires at the 2002 annual meeting consists of three (3) persons. SPSS proposes to elect three (3) directors, each of whom will hold office for a term of three years and until their successors have been duly elected and qualified. Unless otherwise instructed by the stockholder, the persons named in the enclosed form of proxy will vote the shares represented by such proxy for the election of the nominees named in this Proxy Statement.

     SPSS has no reason to believe that the nominees named herein will be unavailable to serve as directors. However, if such nominees for any reason are unable to serve or for good cause will not serve, the proxy may be voted for such substitute nominees as the persons appointed in the proxy may in their discretion determine. Stockholders may not cumulate their votes in the election of directors.

     The following nominees are currently directors of SPSS:

     Norman Nie, Chairman of the Board and co-founder of SPSS, designed SPSS's original statistical software beginning in 1967 and has been a Director and Chairman of the Board since SPSS's inception in 1975. He served as Chief Executive Officer of SPSS from 1975 to 1991. In addition to his current responsibilities as Chairman of the Board, Dr. Nie is a research professor at Stanford University and a professor emeritus in the Political Science Department at the University of Chicago. His research specialties include public opinion, voting behavior and citizen participation. He has received three national awards for his books in these areas. During 1997, he became a technology partner in Oak Investment Partners and, in his role at Oak, is a director of several privately-held companies. Dr. Nie received his Ph.D. from Stanford University.

     Bernard Goldstein has been a Director of SPSS since 1987. He is a Director of Broadview International, LLC, which he joined in 1979. He is a past President of the Information Technology Association of America, the industry trade association of the computer service industry, and past Chairman of the Information Technology Foundation. Mr. Goldstein was a Director of Apple Computer Inc. until August 1997, and is currently a Director of Sungard Data Systems, Inc., Allscipts Inc., and several privately held companies. He is a graduate of both the Wharton School of the University of Pennsylvania and the Columbia University Graduate School of Business.

     William Binch has been a director of SPSS since the merger with ShowCase Corporation on February 26, 2001. Mr. Binch was a director of ShowCase from 1999 until the merger with SPSS. Mr. Binch was senior vice president of worldwide operations for Hyperion Solutions from July 1997 to May 1999. Prior to Hyperion, he was a senior executive for Business Objects and Prism, two business intelligence and data-warehousing companies. In addition, Mr. Binch served as vice president of strategic accounts at Oracle Corporation. Mr. Binch has held sales and management positions at IBM, Intel and Fortune. He also is a director of three other technology companies: Ventaso, Inc., see Commerce, and Saama Technologies, Inc.

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR
           THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

            INFORMATION CONCERNING EXECUTIVE OFFICERS AND DIRECTORS

OFFICERS AND DIRECTORS

     The following table shows information as of April 15, 2002 with respect to each person who is an executive officer or director of SPSS.

                NAME                     AGE                            POSITION
                ----                     ---                            --------
Norman Nie...........................    59     Chairman of the Board of Directors
Jack Noonan..........................    54     Director, President and Chief Executive Officer
Edward Hamburg.......................    50     Executive Vice President, Corporate Operations, Chief
                                                Financial Officer, and Secretary
Brian Zanghi.........................    53     Executive Vice President, Chief Operating Officer
Jonathan Otterstatter................    42     Executive Vice President, Chief Technology Officer
Mark Battaglia.......................    42     President, SPSS Business Intelligence
Ian Durrell..........................    59     President, SPSS Market Research
Susan Phelan.........................    45     President, CustomerCentric Solutions
Patrick Dauga........................    42     President, ShowCase Division
David Blyer..........................    42     President, SPSS Enabling Technologies Division
Bernard Goldstein (2)................    71     Director
Merritt Lutz (1).....................    59     Director
Michael Blair (1) (2)................    57     Director
Promod Haque.........................    53     Director
William Binch (1)....................    62     Director
Kenneth Holec (2)....................    47     Director

---------------
(1) Member of the Compensation Committee

(2) Member of the Audit Committee

     Jack Noonan has served as Director as well as President and Chief Executive Officer since joining SPSS in January 1992. Mr. Noonan was President and Chief Executive Officer of Microrim Corp., a developer of database software products, from 1990 until December 1991. Mr. Noonan served as Vice President of the Product Group of Candle Corporation, a developer of IBM mainframe system software, from 1985 to 1990. Mr. Noonan is a Director of Morningstar, Inc., and Repository Technologies, Inc. Mr. Noonan is a member of the advisory committee to Napersoft, Inc.

     Edward Hamburg, Executive Vice President, Corporate Operations, Chief Financial Officer and Secretary, was elected Senior Vice President, Corporate Operations in July 1992, Chief Financial Officer in June 1993 and Secretary in June 1994. Dr. Hamburg previously served as Senior Vice President, Business Development, and was responsible for product and technology acquisitions as well as joint venture opportunities. Dr. Hamburg first joined SPSS in 1978 and served in a variety of marketing and product management capacities. He joined the faculty at the University of Illinois at Chicago in 1982, and returned to SPSS in 1986. Dr. Hamburg received his Ph.D. from the University of Chicago.

     Brian Zanghi, Executive Vice President, Chief Operating Officer, joined SPSS following the merger with NetGenesis Corp. in December, 2001. Mr. Zanghi was Executive Vice President and Chief Operating Officer of NetGenesis until the merger with SPSS. Before joining NetGenesis, Mr. Zanghi served as Executive Vice President at Instinctive Technologies. Prior to that time, he served as the President of PC DOCS, Inc. Mr. Zanghi received his B.A. in economics/business administration from Assumption College.

     John Otterstatter, Executive Vice President, Chief Technology Officer, joined SPSS following the merger with ShowCase Corporation in February 2001. Mr. Otterstatter was Senior Vice President, Technology and Services and a member of the executive committee of ShowCase until the merger with SPSS. Mr. Otterstatter joined ShowCase as Vice President, Development in May 1994 and was promoted to Senior Vice President, Technology and Services in May 1999. From 1983 to May 1994, Mr. Otterstatter was employed by IBM where his last position was senior development manager. Mr. Otterstatter holds a B.S. degree in computer science from the University of Wisconsin at LaCrosse and a M.S. degree in management of technology from the Massachusetts Institute of Technology.

     Mark Battaglia, President, SPSS Business Intelligence, joined SPSS in October 1988. Mr. Battaglia assumed his current position in January 1, 2001. He previously served as the Executive Vice President, Corporate Marketing, from June, 1997 to December, 2000. Before that time, Mr. Battaglia served as Vice President of Marketing at London House, a publisher in the Maxwell Communications family, from June 1987 until joining SPSS. Mr. Battaglia received his MBA in 1984 from the University of Chicago.

     Ian Durrell, President, SPSS Market Research, joined SPSS in February 1991. Before that time, he served as head of European marketing for Unify Corporation, a supplier of relational database management systems, and was a partner of Partner Development International, a strategic partnering firm from 1987 to 1989. Mr. Durrell graduated from the Royal Military Academy, Sandhurst, in the United Kingdom.

     Susan Phelan, President, CustomerCentric Solutions, a division of SPSS, joined SPSS in 1980 as a sales representative. She assumed her current position in January 2001. Ms. Phelan received her MBA from the University of Illinois at Chicago.

     Patrick Dauga, President, ShowCase, a division of SPSS, joined SPSS following the merger with ShowCase Corporation in February 2001. Mr. Dauga was Executive Vice President, Worldwide Field Operations of ShowCase until the merger with SPSS. Mr. Dauga joined ShowCase as Vice President, European Operations in June 1997 and was promoted to Vice President, International in March 1998. From 1986 to 1997, Mr. Dauga worked at Comshare, Inc., a software company specializing in decision support systems, where his last position was vice president for southern Europe. Mr. Dauga holds a degree from Sup de Co Bordeaux, a business school in France.

     David Blyer, President, SPSS Enabling Technologies, joined SPSS following SPSS's acquisition of Vento Software, Inc. in November 1999. Mr. Blyer previously served as a vice president at SPSS managing the Vento Software Group, a group created after SPSS acquired Vento. Before that time, Mr. Blyer was the co-founding president and chief executive officer of Vento until the merger with SPSS. Before starting Vento, Mr. Blyer held sales, marketing and management positions throughout the technology industry at companies such as NCR, Tandem Computers and Graphical Information Inc. Mr. Blyer received his MBA from Nova Southeastern University and a B.A. from the University of South Florida.

     Merritt Lutz has been a Director of SPSS since 1988. He is currently a Advisory Director of Morgan Stanley, managing its strategic technology investments and partnerships. Previously, he was President of Candle Corporation, a worldwide supplier of systems software from 1989 to November 1993. Mr. Lutz is a Director of Interlink Electronics, Inc. and three privately held software companies: Algorithmics, Business Engine Software, and ThruPoint, Inc. He is a former Director of Information Technology Association of America and the NASDQ Industry Advisory Committee. He holds a bachelors and masters degree from Michigan State University.

     Michael Blair has been a Director of SPSS since July 1997. Since April 1974, he has been Chairman, Chief Executive, and founder of Cyborg Systems, Inc., a human resource management software company. Mr. Blair is a Director of Computer Corporation of America, Delaware Place Bank and Repository Technologies, Inc. He is a board member of the Chicago Software Association and a board member of Benefits & Compensation Magazine. Mr. Blair holds a bachelor's degree in mathematics and physics from the University of Missouri.

     Promod Haque has been a director of SPSS since the merger with ShowCase Corporation on February 26, 2001. Dr. Haque was a director of ShowCase from March 1992 until the merger with SPSS. Dr. Haque joined Norwest Venture Partners, a venture capital firm, in November 1990 and is currently Managing Partner of Norwest Venture Partners VII and Norwest Venture Partners VIII and General Partner of Norwest Venture Partners VI, Norwest Venture Partners V and Norwest Equity Partners IV. Dr. Haque is a director of Extreme Networks, Inc., Primus Knowledge Solutions, Redback Networks, Inc. and several privately held companies. Dr. Haque holds a M.S. and a Ph.D. in electrical engineering and a M.M. from Northwestern University and a B.S. in electrical engineering from the University of New Dehli, India.

     Kenneth Holec has been a director of SPSS since the merger with ShowCase Corporation on February 26, 2001. Mr. Holec was the president and chief executive officer and a member of the board of directors of ShowCase from November 1993 until the merger with SPSS. From 1985 to 1993, Mr. Holec was president and chief executive officer of Lawson Software, a provider of high-end financial and human resource management software solutions. Currently, Mr. Holec is a director of Stellent, Inc., a maker of Web-based content management products for corporate intranets, Cysive, a provider of multi-channel software and services, and three other private companies.

     SPSS's Board of Directors is divided into three classes serving staggered three-year terms. Mr. Goldstein, Mr. Binch and Dr. Nie are each serving a three-year term expiring at the 2002 annual meeting. Mr. Noonan, Dr. Haque and Mr. Blair are each serving a three-year term expiring at the 2003 annual meeting. Mr. Lutz and Mr. Holec are each serving a three-year term expiring at the 2004 annual meeting. For a discussion of the nomination rights granted to specific stockholders of SPSS, see "Certain Relationships and Related Transactions-Stockholders Agreement." The executive officers named herein have terms expiring at the next annual meeting or when their successors are duly elected and qualified.

COMPENSATION OF DIRECTORS

     For the year ended December 31, 2001, non-employee directors of SPSS were entitled to receive 5,000 options. Each director was also reimbursed by SPSS for reasonable expenses incurred in connection with services provided as a director. During 2001, Dr. Nie received compensation of $80,800 for consultant work on a part-time basis.

EXECUTIVE COMPENSATION

     The following tables show (a) the compensation paid or accrued by SPSS to the Chief Executive Officer, and each of the four most highly compensated officers of SPSS, other than the CEO, serving on December 31, 2001 (the "named executive officers") for services rendered to SPSS in all capacities during 1999, 2000 and 2001, (b) information relating to option grants made to the named executive officers in 2001 and (c) certain information relating to options held by the named executive officers. SPSS made no grants of freestanding stock appreciation rights ("SARs") in 1999, 2000 or 2001, nor did SPSS make any awards in 1999, 2000 or 2001 under any long-term incentive plan.

                           SUMMARY COMPENSATION TABLE

                                             ANNUAL COMPENSATION                       LONG TERM COMPENSATION
                                    --------------------------------------   -------------------------------------------
                                                                                      AWARDS             PAYOUTS
                                                                             -------------------------   -------
                                                                 OTHER       RESTRICTED    SECURITIES
                                       SALARY                    ANNUAL        STOCK       UNDERLYING     LTIP      ALL
                                    COMPENSATION    BONUS     COMPENSATION    AWARD(S)    OPTIONS/SARS   PAYOUTS   OTHER
NAME AND PRINCIPAL POSITION  YEAR       ($)          ($)          ($)         ($)((1)        (#)(2)        ($)      ($)
---------------------------  ----   ------------    -----     ------------   ----------   ------------   -------   -----
Jack Noonan,...............  2001     $310,000     $113,958        None           None      141,077(3)    None     None
  President and Chief        2000     $275,000     $132,750        None           None       50,000       None     None
  Executive Officer          1999     $256,500     $ 96,125        None           None       50,000       None     None
Edward Hamburg,............  2001     $224,000     $ 29,333        None       $397,258       50,000       None     None
  Executive Vice President,  2000     $200,000     $ 56,000        None           None       25,000       None     None
  Corporate Operations,      1999     $156,000     $ 46,375        None           None       25,000       None     None
    Chief
  Financial Officer and
  Secretary
Brian Zanghi,..............  2001     $215,000     $ 15,000     $38,531(5)    $518,242(6)      None       None     None
  Executive Vice President,  2000          N/A          N/A         N/A            N/A          N/A        N/A      N/A
  Chief Operating            1999          N/A          N/A         N/A            N/A          N/A        N/A      N/A
    Officer(4)
Jonathan Otterstatter,.....  2001     $216,976     $ 23,313        None           None       45,000       None     None
  Executive Vice President,  2000          N/A          N/A         N/A            N/A          N/A        N/A      N/A
  Chief Technology           1999          N/A          N/A         N/A            N/A          N/A        N/A      N/A
    Officer(7)
Ian Durrell,...............  2001     $217,390     $  6,198        None           None       50,000       None     None
  President, SPSS            2000     $197,000     $ 90,825        None           None       25,000       None     None
  Market Research(8)         1999     $197,000     $141,500        None           None       25,000       None     None

---------------
(1) On December 31, 2001, Mr. Hamburg held 28,395 shares of restricted common stock having a market value, based on the closing price of the common stock on that date, of $504,011.

(2) Amounts reflected in this column are for grants of stock options for the common stock of SPSS. No stock appreciation rights have been issued by SPSS.

(3) Securities Underlying Options/SARs for Mr. Noonan include 41,077 "reload" options granted to Mr. Noonan after Mr. Noonan surrendered shares of SPSS common stock to pay the exercise price of his options.

(4) Mr. Zanghi joined SPSS following the merger of SPSS and NetGenesis Corp. in December, 2001. Compensation for Mr. Zanghi reflects amounts paid to Mr. Zanghi by NetGenesis Corp. before the effective date of the merger.

(5) During 2001, NetGenesis made a salary advance to Mr. Zanghi in the amount of $38,531. This indebtedness has been forgiven by NetGenesis.

(6) As of December 31, 2001, Mr. Zanghi held zero shares of restricted stock and the aggregate value of his restricted share holdings was $0. On July 25, 2001, prior to the close of the December 2001 merger of SPSS and NetGenesis, NetGenesis granted to Mr. Zanghi 330,000 restricted shares of NetGenesis common stock. Instead of using the closing price of NetGenesis stock on July 25, 2001 to value Mr. Zanghi's restricted stock award, the value set forth above was calculated using both the closing price of SPSS stock on July 25, 2001 ($16.19) and the conversion ratio used in exchanging NetGenesis shares for SPSS shares (0.097). Despite the value of this grant, the aggregate value of Mr. Zanghi's restricted share holdings was $0 on December 31, 2001 because all of Mr. Zanghi's restricted shares vested immediately upon the consummation of the merger.

(7) Salary Compensation for Mr. Otterstatter reflects the sum of the base salary received by Mr. Otterstatter from ShowCase Corporation between January and March 2001 for services rendered prior to the merger of SPSS and ShowCase and the base salary received by Mr. Otterstatter from SPSS between April and December 2001 for services rendered as an officer of SPSS following the merger. Bonus Compensation for Mr. Otterstatter reflects the sum of the cash bonuses received by Mr. Otterstatter from ShowCase for services rendered prior to the merger of SPSS and ShowCase and the cash bonuses received by Mr. Otterstatter from SPSS for services rendered as an officer of SPSS following the merger.

(8) Payments and options shown in the table for Mr. Durrell reflect payments and option grants to Valletta Investments Limited, a consulting company controlled by Mr. Durrell. Mr. Durrell does not receive any personal benefits or perquisites, payments of salary and bonus, awards of options or other compensation from SPSS in his individual capacity.

     The following table shows the number of options to purchase common stock granted to each of the named executive officers during 2001.

                2001 OPTION/STOCK APPRECIATION RIGHTS GRANTS(1)

                                                 INDIVIDUAL GRANTS
                             ---------------------------------------------------------      POTENTIAL REALIZABLE
                                              PERCENT OF                                  VALUE AT ASSUMED ANNUAL
                              NUMBER OF         TOTAL                                       RATES OF STOCK PRICE
                              SECURITIES     OPTIONS/SARS     EXERCISE        LATEST          APPRECIATION FOR
                              UNDERLYING      GRANTED TO       OR BASE       POSSIBLE          OPTION TERM(2)
                             OPTIONS/SARS    EMPLOYEES IN       PRICE       EXPIRATION    ------------------------
NAME                          GRANTED(#)         2001          ($/SH)          DATE         5%($)        10%($)
----                         ------------    ------------     --------      ----------      -----        ------
Jack Noonan..............       50,000           3.94%         $20.625       01/01/11     $648,548     $1,643,547
                                50,000           3.94%         $22.375       02/28/11     $703,576     $1,782,999
                                14,971(3)        1.18%         $ 16.40       01/01/02     $154,409     $  391,303
                                 7,938           0.62%         $ 16.40       05/31/03     $ 81,872     $  207,478
                                 6,462           0.51%         $ 16.40       01/01/03     $ 66,648     $  168,900
                                11,706           0.92%         $ 16.40       08/18/03     $120,734     $  305,964
Edward Hamburg...........       25,000           1.97%         $20.625       01/01/11     $324,274     $  821,773
                                25,000           1.97%         $22.375       02/28/11     $351,788     $  891,500
Brian Zanghi.............           --              0%             N/A            N/A          N/A            N/A
Jonathan Otterstatter....       20,000           1.57%         $ 23.00       02/25/11     $259,419     $  657,419
                                25,000           1.97%         $22.375       02/28/11     $351,788     $  891,500
Ian Durrell(4)...........       25,000           1.97%         $20.625       01/01/11     $324,274     $  821,773
                                25,000           1.97%         $22.375       02/28/11     $351,788     $  891,500

---------------
(1) The options that expire on January 1, 2011 were granted as of January 2, 2001, and had a seven-year cliff-vesting provision. However, that vesting period has been accelerated to four-year vesting, which acceleration was contingent upon achievement of certain performance conditions for the year ended December 1, 2001. The options that expire on February 28, 2011 were granted as of March 1, 2001, and have a seven-year cliff-vesting provision. The options that expire on February 25, 2011 were granted on February 26, 2001, and had a seven-year cliff vesting provision. However, the vesting period has been accelerated to four-year vesting, which acceleration was contingent upon achievement of certain performance conditions for the year ended December 31, 2001. The Board of Directors of SPSS may, at its discretion, grant additional options to the option holders in the event the option holders pay the exercise price of their options or any applicable withholding taxes by surrendering shares of SPSS common stock. In that case, the Board could grant "reload" options at the then current market price in an amount equal to the number of shares of SPSS common stock that the option holder surrendered.

(2) In satisfaction of applicable SEC regulations, the table shows the potential realizable values of these options, upon their latest possible expiration date, at arbitrarily assumed annualized rates of stock price appreciation of five and ten percent over the term of the options. The potential realizable value columns of the table illustrate values that might be realized upon exercise of the options at the end of the ten-year period starting with their vesting commencement dates, based on the assumptions shown above. Because actual gains will depend upon the actual dates of exercise of the options and the future performance of the common stock in the market, the amounts shown in this table may not reflect the values actually realized. No gain to the named executive officers is possible without an increase in stock price which will benefit all stockholders proportionately. Actual gains, if any, on option exercises and common stock holdings are dependent on the future performance of the common stock and general stock market conditions. There can be no assurance that the potential realizable values shown in this table will be achieved, or that the stock price will not be lower or higher than projected at five and ten percent assumed annualized rates of appreciation.

(3) The four option grants in the amount of 14,971 shares, 7,938 shares, 6,462 shares and 11,706 shares, respectively, granted to Mr. Noonan at the exercise price of $16.40 per share were granted pursuant to SPSS's "reload" program. On December 26, 2001, Mr. Noonan exercised options and paid for the exercise price of such options by surrendering shares of SPSS common stock. The Board of Directors of SPSS granted to Mr. Noonan a total of 41,077 "reload" options in an amount equal to the number of shares of SPSS common stock that Mr. Noonan surrendered.

(4) Options shown in the table for Mr. Durrell are options granted to Valletta.

        AGGREGATED OPTION/STOCK APPRECIATION RIGHT EXERCISES IN 2001 AND
                YEAR-END OPTION/STOCK APPRECIATION RIGHT VALUES

                                                                                       VALUE OF
                                                                  NUMBER OF          UNEXERCISED
                                                                 UNEXERCISED         IN-THE-MONEY
                                                               OPTIONS/SARS AT     OPTIONS/SARS AT
                                                                  YEAR-END             YEAR-END
                                    SHARES                         (#)(1)             ($)(1)(2)
                                  ACQUIRED ON      VALUE       ---------------    ------------------
                                   EXERCISE       REALIZED      EXERCISABLE/         EXERCISABLE/
NAME                                  (#)        ($)(1)(4)      UNEXERCISABLE       UNEXERCISABLE
----                              -----------    ----------    ---------------    ------------------
Jack Noonan.....................    78,076       $1,084,424     210,608/1,045     $1,009,792/$13,813
Edward Hamburg..................    22,590       $  273,276          61,799/4     $      303,521/$16
Brian Zanghi....................      None              N/A              None                    N/A
Jonathan Otterstatter...........      None              N/A          21,056/0     $       150,119/$0
Ian Durrell(3)..................      None              N/A          24,998/2     $        78,119/$6

---------------
(1) All information provided is with respect to stock options. No stock appreciation rights have been issued by SPSS.

(2) These amounts have been determined by multiplying the aggregate number of options by the difference between $17.75, the closing price of the common stock on the Nasdaq National Market on December 31, 2001, and the exercise price for that option.

(3) Options shown in the table for Mr. Durrell are options granted to Valletta.

(4) These amounts have been determined by multiplying the aggregate number of options exercised by the difference between the closing price of the common stock on the Nasdaq National Market on the date of exercise and the exercise price for that option.

EMPLOYMENT AGREEMENTS

     SPSS entered into an employment agreement with Jack Noonan on January 14, 1992. This employment agreement provides for a one-year term with automatic one-year extensions unless Mr. Noonan or SPSS gives a written termination notice at least 90 days before the expiration of the initial term or any extension. It also provides for a base salary of $225,000 during the initial term, together with the same benefits provided to other employees of SPSS. The Board of Directors annually reviews Mr. Noonan's base compensation and increased it to $235,000 for 1993, 1994, 1995, 1996 and 1997 and to $242,500 in 1998, $256,500 in 1999, $275,000 in 2000 and $310,000 in
2001. If SPSS terminates Mr. Noonan's employment without cause, SPSS must pay Mr. Noonan an amount equal to 50% of Mr. Noonan's annual base salary in effect at the time of termination. This amount is payable in 12 equal monthly installments. However, if Mr. Noonan finds other employment at a comparable salary the Company's obligation to make these payments ceases. The employment agreement requires Mr. Noonan to refrain from disclosing confidential information of SPSS and to abstain from competing with SPSS during his employment and for a period of one year after employment ceases. Only Mr. Noonan and Mr. Durrell, through a management services agreement with Valletta described in "Management Services Agreement" below, are employed through an employment or similar agreement. However, SPSS does have confidentiality and work-for-hire agreements with many of its key management and technical personnel.

MANAGEMENT SERVICES AGREEMENT

     SPSS has entered into a management services agreement with Valletta, which requires that Ian Durrell's services are provided to SPSS. Either Valletta or SPSS may terminate the agreement at any time upon 30 days' written notice. If SPSS terminates the agreement under the 30-day notice provision without cause, Valletta is entitled to termination payments equal to 50% of its annual compensation then in effect in six equal monthly installments. The agreement further provides that if specified performance standards are satisfied, Valletta is to receive annual compensation at a rate established by the Board of Directors plus incentive compensation. For 2001, Valletta's aggregate compensation, including bonus, was $223,588. The management services agreement requires Valletta to refrain from disclosing confidential information about SPSS and to abstain from competing with SPSS during the term of the management services agreement and for a period of eighteen months thereafter. Mr. Durrell has agreed to be bound by the terms and conditions of the management services agreement and to act as President, SPSS Market Research and to head the Company's non-western hemisphere operations.

CONSULTING AGREEMENT

     SPSS has entered into a consulting agreement, dated as of January 1, 1997, with Norman H. Nie Consulting L.L.C., an Illinois Limited Liability Company. Nie Consulting is to provide thirty (30) hours per month of consulting services on various matters relating to the business of SPSS. This consulting agreement provides for a one-year term with automatic one-year extensions unless Nie Consulting or SPSS gives a written notice of termination at least 30 days prior to the expiration of the initial term or any extension. SPSS may terminate this consulting agreement for cause, in which event SPSS shall pay Nie Consulting all accrued but unpaid compensation. The agreement also provides that Nie Consulting is to receive annual compensation of $80,800 and reimbursement of reasonable out of pocket expenses incurred in performing services under the consulting agreement. The consulting agreement requires that the Nie Consulting refrain from disclosing confidential information about SPSS during the term of the consulting agreement and for a period of five years after its expiration. In addition, the consulting agreement requires that Nie Consulting abstain from competing with SPSS during his consultancy and for a period of one-year after the consultancy ceases.

CHANGE OF CONTROL AGREEMENTS

     On November 30, 2000, SPSS entered into revised change of control agreements with Edward Hamburg and Ian Durrell. These agreements provide certain benefits to any one or more officers who is terminated or constructively terminated following a change of control. The agreements provide that, if the executive is terminated without cause or constructively terminated within two years following a change of control, then the executive may receive benefits including a severance package equal to the greater of (a) the aggregate cash compensation received in the immediately preceding fiscal year, or (b) the aggregate cost compensation scheduled to be received during the current fiscal year; the accelerated vesting of all previously unvested options; and participation in the same health and welfare benefits he or she received at any time within 120 days of the change of control for eighteen months following that date of such termination.

EQUITY INCENTIVE PLANS

     Subject to stockholder approval of the 2002 Equity Incentive Plan described in Proposal 2, SPSS will terminate and will no longer issue stock options and other equity incentives pursuant to the three equity incentive plans effective during the fiscal year ended December 31, 2001. Subject to stockholder approval, SPSS will issue stock options and a variety of other equity incentives to directors, executive officers, other key executives, employees and independent contractors of SPSS and any of its subsidiaries pursuant to the 2002 Equity Incentive Plan on a going forward basis.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Binch, Blair and Lutz were directors and members of the Compensation Committee during the last fiscal year. None of the members of the Compensation Committee has ever been an officer or employee of SPSS or any of its subsidiaries. Mr. Binch performs part-time consulting services for SPSS.

REPORT OF THE SPSS COMPENSATION COMMITTEE

To: The Board of Directors

     The Compensation Committee of the Board of Directors is composed entirely of directors who have never served as officers of SPSS. The Compensation Committee develops recommended compensation programs for SPSS's senior executive officers which are reviewed with and approved by the entire Board of Directors. Such compensation programs encompass base salary, cash bonuses and other incentive compensation, stock options and other equity-based compensation as well as other benefit programs. In 2001, the Board approved the Compensation Committee's recommendations in all material respects. The Board of Directors and the Compensation Committee have delegated authority to make compensation decisions regarding other officers and employees to the Company's Chief Executive Officer, although such decisions remain subject to review and approval by the Compensation Committee.

     The primary objective of SPSS's executive compensation program is to help SPSS attract and retain talented executives while at the same time promoting the interests of SPSS's stockholders through compensation programs that reward the achievement of business results. To meet this objective, SPSS has adopted a compensation program which places a substantial portion of each officer's potential compensation at risk and dependant on SPSS's performance. Following is a brief description of each of the components of SPSS's executive compensation program.

Base Salary

     Base salary is intended to provide a fixed level of compensation reflecting the scope and nature of basic job responsibilities. The Committee grants salary increases, if appropriate, after a review of individual performance and an assessment of the relative competitiveness of the current salary. In keeping with the goal of unifying the interests of SPSS's senior executives and its shareholders, base salary is designed to represent a relatively small portion of the total compensation which the senior executives have the potential to earn each year. However, depending upon (i) success in achieving the performance goals which govern the senior executives' right to receive bonuses, and (ii) the extent to which enhanced performance has enhanced the value of equity-based compensation, base salary could represent a majority of the compensation actually received by a senior executive in any given year.

Annual Bonus

     Annual bonus awards recognize an executive's contribution to each year's actual operating results as measured against a specified performance objective. The performance objectives for each individual frequently have two components: objectives relating specifically to the individual's job performance and objectives relating to the Company's overall performance. The relative weight given to each component may vary. When establishing performance objectives relating to the Company's overall performance, the Compensation Committee focuses primarily on financial performance -- specifically operating and net income. The amount of bonus compensation paid to the executive each year is determined by comparing actual results to a performance objective established by the Compensation Committee based upon the operating budget approved by SPSS's Board of Directors for that year. The maximum potential bonus is generally established as a percentage of the executive's base salary. The actual percentage of base salary which the executive is entitled to receive as bonus compensation will increase (but not above the maximum) or decrease depending on the extent to which the performance objective is achieved. In keeping with SPSS's commitment to increasing the proportion of the senior executives' compensation which is performance-based, base salary levels are designed to increase in comparatively small amounts and bonus compensation is designed so that it can increase or decrease significantly depending on SPSS's overall financial performance. In addition to regular annual bonuses the amount of which are determined in whole or in part by SPSS's financial performance, the Compensation Committee from time-to-time makes special bonus awards to individuals based upon exceptional performance. These special bonuses are not intended to be recurring in nature and they were not taken into account in the design of SPSS's executive compensation plan and no specific percentage of any employee's compensation has been allocated to this form of bonus.

Stock Option Plan

     Stock options are considered an important component of SPSS's incentive compensation. Stock options provide the right to purchase, at fair market value on the date of grant, a fixed number of shares of SPSS's common stock during the term of the option, which is typically ten years from the date of grant. Options are also typically subject to vesting provisions which require the recipients continued employment by SPSS for a period of three to five years from the date of grant in order for the recipient to be entitled to the full benefit of the option, although certain options granted to executives with policy-making responsibility provide for accelerated vesting (typically one year) if the Company significantly exceeds its budget projections. In determining the size of the option grants, the Compensation Committee considers the impact of the grants on existing shareholders' stock ownership positions and the prospective value of the options as a performance incentive. The number of options previously awarded to and held by executive officers is reviewed and is also considered as a factor in determining the size of current option grants.

     Chief Executive Officer Compensation. The Compensation Committee has established the CEO's base salary and bonus employing largely the same principles described above, except that the amount of the CEO's bonus is purely a function of the financial performance of SPSS measured against the operating and net income goals established by the Compensation Committee and approved by the Board of Directors at the beginning of each year. The Compensation Committee believes that it has established a total compensation package which compares favorably to industry standards. The Compensation Committee considers the total salary and incentive compensation provided to chief executives of similar companies, although it does not target a specific percentile range within this group of similar companies' in determining the CEO's compensation.

     Mr. Noonan's bonus is determined in the same manner as the other policy-making senior executives, except that no portion of Mr. Noonan's bonus is based on exceptional individual performance. It is the Compensation Committee's view that the CEO's compensation should be based solely on the financial performance of SPSS and that, for the CEO, exceptional individual performance is so closely aligned with SPSS financial performance that the CEO's bonus should be based solely on overall SPSS financial performance.

     In 2001, Mr. Noonan received twice the number of stock options received by the other policy-making senior executives. The Compensation Committee recommended grants to Mr. Noonan of stock options to acquire (i) 50,000 shares of common stock at $20.625 per share effective January 2, 2001 and (ii) 50,000 shares of common stock at $22.375 per share effective March 1, 2001. These options vest in the same manner as the stock options granted the other senior executives. The Compensation Committee determined that the level of options granted to Mr. Noonan was appropriate given the importance of his contributions to the Company. In recommending these grants, the Compensation Committee also considered that such grants would further the Company's policy of seeking to align the interests of its senior executives with those of its stockholders.

     Tax Considerations. To the extent readily determinable and as one of the factors in its consideration of compensation matters, the Compensation Committee considers the anticipated tax treatment to SPSS and to the executive officers of various payments and benefits. Some types of compensation payments and their deductibility (e.g., the spread on exercise of non-qualified options) depend upon the timing of an executive's vesting or exercise of previously granted rights. Interpretations of and changes in the tax laws and other factors beyond the Compensation Committee's control also affect the deductibility of compensation. For these and other reasons, SPSS will not necessarily and in all circumstances limit executive compensation to the amount which is permitted to be deductible as an expense of SPSS under Section 162(m) of the Internal Revenue Code. The Compensation Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

                                          Compensation Committee of SPSS Inc.

                                          William Binch
                                          Michael Blair
                                          Merritt Lutz

INFORMATION CONCERNING THE BOARD OF DIRECTORS

     The Board of Directors held nine meetings during 2001, including both regular and special meetings. During 2001, no Director attended fewer than 75% of the aggregate of all meetings of the Board of Directors, or all meetings of the committees of which he was a member, held while serving as a Director. During 2001, the Board maintained the following standing committees:

     Audit Committee. The function of the Audit Committee is to recommend the selection of independent auditors to the Board of Directors, to review the methods used and audits made by the auditors in connection with the Company's published financial statements and to review with the auditors the Company's financial and operating controls. From January to June 2001, the members of the Audit Committee were Bernard Goldstein, Michael Blair and Norman Nie. In June 2001, Kenneth Holec was appointed to serve on the Audit Committee in place of Mr. Nie. Each of Mr. Goldstein, Mr. Blair and Mr. Holec, as well as Mr. Nie, satisfy the applicable standards of independence from both the Company and KMPG as well as the applicable standards of financial literacy. The Audit Committee met four times during the fiscal year ended December 31, 2001.

     Compensation Committee. The function of the Compensation Committee is to make recommendations to the Board of Directors concerning remuneration arrangements for senior management and to review and make recommendations concerning the administration of certain Company benefit plans. From January to June 2001, the members of the Compensation Committee were Bernard Goldstein, Michael Blair and Merritt Lutz. In June 2001, William Binch was appointed to serve on the Compensation Committee in place of Mr. Goldstein. The Compensation Committee met two times during the fiscal year ended December 31, 2001.

REPORT OF THE SPSS AUDIT COMMITTEE

     The Audit Committee operates under a written charter adopted by the Board of Directors. A copy of that charter is attached as Appendix A to this Proxy Statement.

     The Audit Committee assists the Board of Directors in fulfilling its responsibility to oversee management's implementation of SPSS's financial reporting process. In discharging its oversight role, the Audit Committee reviewed and discussed with management and KPMG LLP, the independent auditor, the audited financial statements of SPSS as of and for the year ended December 31, 2001. Management of SPSS is responsible for those financial statements and the reporting process, including the system of internal controls. The independent auditor is responsible for expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.

     The Audit Committee met with KPMG, and discussed issues deemed significant by the auditor, including those required by Statements on Auditing Standards No. 61 and 90 (Communications with Audit Committees), as amended. In addition, the Audit Committee received from KPMG the written disclosures and the letter required by the Independence Standards Board Standard No. 1 and the Audit Committee has discussed with KPMG its independence from SPSS and its management. The Audit Committee also considered whether the provision of non-audit services by KPMG was compatible with maintaining its independence.

     Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be filed with SPSS's Annual Report on Form 10-K for the year ended December 31, 2001.

                                          By the Audit Committee

                                          Bernard Goldstein
                                          Michael Blair
                                          Kenneth Holec

AUDIT AND RELATED FEES

     The fees paid by the Company to its independent accountants for services provided during the year ended December 31, 2001 are as follows:

Audit fees, excluding audit related services described
  below and including limited quarterly reviews                 $572,000
                                                                ========
All other fees:
  Audit related services (1)                                     364,000
  Other non-audit services (2)                                   107,000
                                                                --------
Total all other fees                                            $471,000
                                                                ========

     (1) Audit related services consisted principally of audits of financial statements of the Company's employee benefit plans, the audit of the Company's financial statements which were restated to give retroactive effect to the merger with ShowCase Corporation, the review of registration statements, the issuance of consents, and consultations regarding business combinations.
     (2) Other non-audit fees consisted of services relating to tax compliance and other non-audit services.

     The Audit Committee, in fulfilling its duties, has considered whether the Company's principal accountant's provision of non-audit services is compatible with maintaining the principal accountant's independence.

PERFORMANCE GRAPH

     The following graph shows the changes in $100 invested since December 31, 1996, in SPSS's common stock, the Nasdaq 100 Stocks Index and S&P Computer Software and Services Index, a specialized industry focus group, assuming that all dividends were reinvested.

                               PERFORMANCE GRAPH


                                             12/31/96   12/31/97   12/31/98   12/31/99   12/31/00   12/31/01
   SPSS (NASDAQ: SPSS)                       $100.00    $ 69.06    $ 67.71    $ 90.58    $ 79.15    $ 67.71
   NASDAQ 100 Stock Index                    $100.00    $120.63    $223.53    $451.43    $285.10    $192.00
   S&P Computer Software & Services Index    $100.00    $182.78    $331.09    $501.51    $289.25    $178.32

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Transactions with Norman Nie. Dr. Nie received $80,800 for consulting work on a part-time basis through Nie Consulting.

     Transactions with Illumitek, Inc. Jack Noonan, President and Chief Executive Officer of SPSS, and Mark Battaglia, President, SPSS Business Intelligence, serve as directors of Illumitek, Inc. Mr. Noonan also serves as a member of the Compensation Committee of the Board of Directors of Illumitek. On March 30, 2001, SPSS purchased 50% of the then issued and outstanding shares of common stock of Illumitek for $2,000,000. Subsequent to its initial investment, SPSS issued Illumitek a note receivable of $3,250,000 which is due on December 31, 2004. At its option, Illumitek may make payment under the note in the form of cash or by issuing to SPSS additional shares of common stock of Illumitek. In the fourth quarter of 2001, SPSS began advancing Illumitek funds to meet ongoing obligations and SPSS took on a more active role and directed Illumitek management to implement various cost-cutting and restructuring measures.

     Transactions With Broadview International, LLC. Bernard Goldstein, a member of the Board of Directors of SPSS, serves as a director of Broadview International, LLC. In 2001, SPSS paid Broadview a total of $80,000 as a retainer for investment banking services provided by Broadview to SPSS. In addition, SPSS paid Broadview an additional $1,000,000 for services provided by Broadview in connection with the merger of SPSS and NetGenesis. This $1,000,000 payment was made on January 18, 2002, but was accounted for by SPSS as an expense in 2001.

     Stockholders Agreement. In connection with the Company's initial public offering, SPSS and the individuals and entities who were stockholders before the initial public offering entered into an agreement containing registration rights with respect to outstanding capital stock of SPSS and granting to each of the Nie Trust and Morgan Stanley Venture Capital Fund, so long as they own beneficially more than 12.5% of the capital stock of SPSS, the right to designate one nominee (as part of the management slate) in each election of directors at which directors of the class specified for the holder are to be elected. Since the completion of the February 1995 offering, Morgan Stanley Venture Capital Fund owned less than 12.5% and currently owns no capital stock of SPSS. Currently, the Nie Trust owns less than 12.5% of the Capital Stock of SPSS.

     As required by the stockholders agreement, the holders of restricted securities constituting more than seven percent of the outstanding shares at any time may require SPSS to register under the Securities Act all or any portion of the restricted securities held by the requesting holder or holders for sale in the manner specified in the notice. SPSS is not bound to honor the request unless the proceeds from the registered sale can reasonably be expected to exceed $5,000,000. SPSS estimates that the cost of complying with demand registration rights would be approximately $50,000 for a single registration.

     All of the stockholders who acquired their shares before the initial public offering have piggyback registration rights, which entitle them to seek inclusion of their common stock in any registration by SPSS, whether for its own account or for the account of other security holders or both (except with respect to registration on Forms S-4 or S-8 or another form not available for registering restricted securities for sale to the public). In the event of a request to have shares included in a registration statement filed by SPSS for its own account, the Company's underwriters may generally reduce, pro rata, the amount of common stock to be sold by the stockholders if the inclusion of all such securities would be materially detrimental to the Company's offering.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table shows, as of April 15, 2002, the number and percentage of shares of common stock beneficially owned by:

     - each person known by SPSS to own beneficially more than 5% of the outstanding shares of the common stock;

     - each director of SPSS;

     - each named executive officer of SPSS; and

     - all directors and named executive officers of SPSS as a group.

Unless otherwise indicated in a footnote, each person possesses sole voting and investment power with respect to the shares indicated as beneficially owned.

                                                                    SHARES
                                                              BENEFICIALLY OWNED
                                                              -------------------
NAME                                                           NUMBER     PERCENT
----                                                           ------     -------
Norman H. Nie, individually, as Trustee of the Nie Trust and as a Director and President of the Norman and Carol Nie
  Foundation, Inc.(1)(20)...................................  1,090,658     6.5%
Brown Capital Management, Inc.(2)(20).......................  1,737,875    10.3%
T. Rowe Price Associates, Inc.(3)(20).......................  1,681,612    10.0%
Daruma Asset Management, Inc.(4)(20)........................  1,159,400     6.9%
Jack Noonan(5)(20)..........................................    464,802     2.7%
Bernard Goldstein(6)(20)....................................     69,525       *
Edward Hamburg(7)(20).......................................    202,537     1.2%
Brian Zanghi(20)............................................      3,010       *
Mark Battaglia(8)(20).......................................    196,315     1.2%
Susan Phelan(9)(20).........................................    186,599     1.1%
Ian Durrell(10)(20).........................................    125,601       *
Jonathan Otterstatter(11)(20)...............................     93,409       *
Patrick Dauga(12)(20).......................................     38,656       *
David Blyer(13)(20).........................................    139,258       *
Merritt M. Lutz(14)(20).....................................     39,081       *
Michael D. Blair(15)(20)....................................     34,414       *
Promod Haque(16)(20)........................................    949,418     5.6%
William Binch(17)(20).......................................     12,918       *
Kenneth Holec(18)(20).......................................    229,119     1.4%
All directors and executive officers as a group (16
  persons)(19)..............................................  3,875,320    21.3%

------------
  * The percentage of shares beneficially owned does not exceed 1% of the Common Stock.

 (1) Includes 39,081 shares through options exercisable within 60 days; 90,433 shares held of record by the Norman and Carol Nie Foundation, Inc.; and 961,144 shares held by the Nie Trust. Dr. Nie shares voting and investment power over the 90,433 shares held by the Nie Foundation with Carol Nie.

 (2) Brown Capital Management, Inc. is the beneficial owner of 1,737,875 shares of SPSS common stock and an investment advisor in accordance with Section 203 of the Investment Advisor Act. This information was taken from Brown's
     Schedule 13G dated February 5, 2002.

 (3) T. Rowe Price Associates, Inc. is the beneficial owner of 1,681,612 shares of SPSS common stock and an investment advisor registered under Section 203 of the Investment Advisors Act of 1940. This information was taken from T. Rowe Price' Schedule 13G dated April 10, 2002.

 (4) Daruma Asset Management, Inc. is the beneficial owner of 1,159,400 shares of SPSS common stock and an investment advisor in accordance with Section 203 of the Investment Advisor Act. This information was taken from Daruma's
     Schedule 13G dated January 29, 2002.

 (5) Includes 412,853 shares through options exercisable within 60 days.

 (6) Includes 39,081 shares through options exercisable within 60 days.

 (7) Includes 162,342 shares through options exercisable within 60 days.

 (8) Includes 184,932 shares through options exercisable within 60 days.

 (9) Includes 186,599 shares through options exercisable within 60 days.

(10) Mr. Durrell is the beneficial owner of these shares, which consist solely of 125,601 shares through options exercisable within 60 days held of record by Valletta.

(11) Includes 50,128 shares through options exercisable within 60 days; 333 shares registered in the name of each of Mr. Otterstatter's three minor children; 915 shares held jointly by Jonathan P. and Pamela J. Otterstatter; 21,800 shares held by Jonathan P. and Pamela J. Otterstatter as trustees of the Jonathan P. Otterstatter Revocable Trust dated 12/15/99; and 3,579 shares held by the Jonathan P. Otterstatter IRA.

(12) Includes 38,656 shares through options exercisable within 60 days.

(13) Includes 16,681 shares through options exercisable within 60 days.

(14) Includes 39,081 shares through options exercisable within 60 days.

(15) Includes 34,081 shares through options exercisable within 60 days.

(16) Includes 12,918 shares through options exercisable within 60 days. Dr. Haque's beneficial ownership also includes 631,044 shares held by Norwest Equity Partners IV, L.P. and 305,456 shares held by Norwest Equity Partners V, L.P. Dr. Haque, one of the Company's directors, is a general partner of Norwest Equity Partners IV, L.P. and a general partner of Norwest Equity Partners V, L.P. Dr. Haque shares voting and dispositive power shares held by the Norwest funds with other general and managing partners of the Norwest funds.

(17) Includes 12,918 shares through options exercisable within 60 days.

(18) Includes 60,366 options exercisable within 60 days and 3,500 shares registered in the name of each of Mr. Holec's three minor children.

(19) Includes 1,415,318 shares through options exercisable within 60 days.

(20) The business address of each of Dr. Nie, Mr. Noonan, Mr. Hamburg, Mr. Zanghi, Mr. Battaglia, Ms. Phelan, Mr. Durrell, Mr. Otterstatter, Mr. Dauga, Mr. Blyer, Mr. Binch and Mr. Holec is the office of SPSS at 233 South Wacker Drive, Chicago, Illinois 60606. The business address for Mr. Lutz is the office of Morgan Stanley Dean Witter & Co. at 750 Seventh Avenue, 16th floor, New York, New York 10019. The business address of Mr. Goldstein is the office of Broadview Associates, L.P., One Bridge Plaza, Fort Lee, New Jersey 07024. The business address for Mr. Blair is the office of Cyborg Systems, Inc., 120 S. Riverside Plaza, 17th Floor, Chicago, Illinois 60606. The business address for Mr. Haque is Norwest Venture Partners, 525 University Avenue, Suite 800, Palo Alto, California 94301. The business address for the T. Rowe Price Associates, Inc. is 100 East Pratt Street, Baltimore, Maryland 21202. The business address for Daruma Asset Management, Inc. is 60 East 42nd Street, Suite 1111, New York, New York 10165. The business address for Brown Capital Management, Inc. is 1201 N. Calvert Street, Baltimore, Maryland 21202.

                                   PROPOSAL 2

                   APPROVAL OF THE 2002 EQUITY INCENTIVE PLAN

     On April 25, 2002, SPSS established its 2002 Equity Incentive Plan ("Plan"), pursuant to which it can award stock options and a variety of other equity incentives to directors, officers, other key executives, employees and independent contractors of SPSS and any of its subsidiaries. The purpose of the Plan is to further the success of SPSS by attracting and retaining key management and other talent and providing to such persons incentives and rewards tied to SPSS's business success. The Board of Directors ("Board") has unanimously approved the Plan.

SUMMARY OF THE PLAN

     The following is a summary of the principal features of the Plan. This summary is qualified in its entirety by the complete text of the Plan attached as Appendix B.

     The Plan will be administered by the Board. The Board is authorized to delegate to the Compensation Committee the administration of the Plan. Under the terms of the Plan, the Board will be authorized to grant stock options ("Options"), stock appreciation rights ("SARs"), and restricted stock ("Restricted Shares") to three classes of participants ("Participants"): directors, executive officers and non-executive officer employees. The Company has eight eligible directors, eight eligible executive officers and 689 eligible non-executive officer employees. Participants are eligible to participate in the Plan if the Compensation Committee determines that the Participant has the capacity to contribute in substantial measure to the successful performance of the Company and that participation will serve as a valuable performance incentive.

     The Board may amend, change or modify the Plan as the Board deems advisable, including an increase in the number of shares reserved for issuance pursuant to the exercise of NSO's under the Plan; however, stockholder approval is required to increase the number of shares reserved for issuance pursuant to the exercise of ISO's under the Plan.

     Options. Options granted under the Plan may be either Incentive Stock Options ("ISO's"), which are intended to meet the requirements defined in
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or Nonqualified Stock Options ("NSO's"). ISO's may be granted only to employees of the Company and its subsidiaries.

     The number of shares of Common Stock that may be issued or transferred under the Plan upon the exercise of ISO's may not exceed 500,000. The number of shares of Common Stock that may be issued or transferred under the Plan upon the exercise of NSO's, SARs or as Restricted Shares and released from substantial forfeiture thereof may not exceed 500,000. Any shares subject to options that are granted and are subsequently expired, terminated or cancelled without being exercised in full are once again available for grant and issuance under the Plan

     The Board, in its sole discretion, will determine the number of Options that each Participant receives under the Plan. With respect to Directors, however, the Plan provides that each Director is entitled to receive an Option to purchase 7,500 shares of common stock on the first business day of each calendar year. The Company will receive continued service by the Participants as consideration for the grant of the Options.

     The price per share of Common Stock at which each Option is exercisable (the "Option Price") is determined by the Board at the time of grant. The Option Price with respect to NSO's may not be less than 85% of the fair market value of the Common Stock on the date the Option is granted. The Option Price with respect to ISO's may not be less than 100% of the fair market value of the Common Stock on the date the Option is granted and may not be less than 110% of the fair market value of the Common Stock on the date the Option is granted, if at the time the Option is granted, the Participant owns, directly or indirectly, more than 10% of the total combined voting power of the Common Stock. Under the terms of the Plan, the fair market value of Common Stock is defined as the closing price per share as reported by the Nasdaq National Market on that day, or if Common Stock was not traded on that day, then the immediately preceding day on which the stock traded. The market value of the Common Stock on April 15, 2002 was $17.60.

     The Plan permits holders of Options issued under the Plan to pay the exercise price for such Options in several ways, including: by surrendering Option shares having a market value per share equal to the Option Price or by the transfer to the Company of unrestricted shares having a value equal to the total Option Price.

     In the event that a Participant in a management position at the Company tenders by attestation shares of common stock in partial payment of the exercise price of an Option or payment of any withholding taxes due with respect to an Option, subject to Board approval, the Participant may receive an additional Option to purchase that number of shares of common stock equal to the number of shares constructively tendered.

     The Plan has a term of ten years. The period during which each Option may be exercised is determined by the Board, but may not be more than ten years from the date of grant. Options are exercisable at such time and under such conditions as are set forth in the Option grant, but in no event may any ISO be exercisable subsequent to the day before the tenth anniversary of the date on which the ISO is granted or subsequent to the day before the fifth anniversary of the date on which the ISO is granted if it is granted to a Participate who owns, directly or indirectly, more than 10% of the total combined voting power of the Common Stock. ISO's must be exercised within three months after the termination of a Participant's employment for reasons other than death or disability. ISO's may be exercised within one year after a Participant's death or termination due to disability.

     SARs. The Board of Directors may grant SARs to eligible parties in connection with any Option granted under the 2002 Equity Incentive Plan, either at the time of the grant of such Option or at anytime thereafter during the term of the Option. Such SARs cover the same shares covered by the related Option and are subject to the same terms and conditions as the related Option and such further terms and conditions as are determined by the Board of Directors. A SAR entitles the holder of the related Option to surrender to the Company the unexercised, related Option, or any portion thereof, and to receive from the Company in exchange therefore an amount equal to the excess of the Market Value per Common Share (as defined in the Plan) of a share of Common Stock on the date of exercise over the Option Price times the number of shares covered by the Option, or portion thereof, which is surrendered. The amount payable on exercise of a SAR may be paid in cash, Common Stock or any combination of cash and Common Stock.

     Restricted Shares. Restricted Shares may be granted to Participants in such number and at such times as the Board determines. Participants who receive Restricted Shares have all the rights of stockholders with respect to such shares, including the right to vote the shares and receive all dividends or other distributions made or paid with respect to such shares. Restricted shares will be subject, at the date of grant, to a substantial risk of forfeiture, for a period determined by the Board of Directors.

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

     The following discussion summarizes the material federal income tax consequences of participation in the Plan. This discussion is general in nature and does not address issues related to the tax circumstances of any particular employee. The discussion is based on federal income tax laws in effect on the date hereof and is, therefore, subject to possible future changes in the law. This discussion does not address state, local or foreign tax consequences.

     ISO's. An optionee will not recognize any income upon either grant or exercise of an ISO, although the exercise may subject the optionee to alternative minimum tax liability in the year of exercise because the excess of the fair market value of the shares at the time of exercise over the Option Price of the shares is included in income for purposes of the alternative minimum tax. The treatment of any gain realized upon sale or other disposition of the Company's Common Stock received upon exercise of an ISO will depend on the holding period. If the optionee does not dispose of the stock received within either one year after the exercise of the ISO or two years after grant, any gain realized upon disposition will be characterized as long-term capital gain. If this holding period requirement is not satisfied, such disposition will be a disqualifying disposition. In such a case, the portion of the gain realized on disposition equal to the excess of the fair market value of the shares at the time the ISO was exercised over the Option Price will be ordinary income taxable as compensation in the year of disposition. The balance, if any, of the gain will be capital gain.

     The Company is entitled to a deduction with respect to an ISO only in the taxable year of the Company in which a disqualifying disposition occurs. In that event, the deduction would be equal to the ordinary income, if any, recognized by the optionee upon disposition of the shares, provided that the deduction is not otherwise disallowed under the Code.

     Nonqualified Stock Options. An optionee will not recognize any income upon either grant or vesting of an NSO. Upon exercise of any part of a NSO, the optionee will recognize ordinary income in an amount equal to the difference between the Option Price and the then fair market value of the shares acquired, assuming the shares are freely transferable or are not subject to a substantial risk of forfeiture. If the shares are not freely transferable and are subject to a substantial risk of forfeiture, the shares will be considered "Restricted Shares." An optionee who receives Restricted Shares on exercise of a NSO will not be subject to tax on exercise unless the recipient makes an election under Section 83(b) of the Code. Instead, such recipient will be subject to tax at ordinary income rates at the time of the expiration or earlier termination of a Restriction Period in an amount equal to the excess of the fair market value of the Restricted Stock at the time that the Restriction Period lapses or terminates over the Option Price. Any further gain on sale of the stock would be capital gain. If a holder makes an election under Section 83(b) of the Code, the holder will be subject to tax at ordinary income rates in an amount equal to the excess of the fair market value of the Restricted Stock at the date of option exercise over the Option Price. Any further gain on sale of the stock would be capital gain.

     In general, upon a subsequent disposition of shares, the optionee's basis for determining taxable gain or loss would be the amount paid for such shares plus the amount that was includable in the optionee's income. Any gain recognized on such disposition would generally be taxed as long-term or short-term capital gain depending on the length of time the optionee is deemed to have held these shares and the holding period in effect at the time.

     The Company will be entitled to a deduction for federal income tax purposes upon exercise of a NSO in an amount equal to the ordinary income recognized by the optionee, provided that the deduction is not otherwise disallowed under the Code. The Company must withhold taxes from the optionee's compensation with respect to the ordinary income recognized by the optionee upon exercise.

     SARs. The treatment of SARs is essentially the same as the treatment of the related options granted under the Plan.

     Restricted Shares. The recipient of Restricted Shares will not be subject to tax upon its grant, unless the recipient makes an election under Section 83(b) of the Code. Assuming no election under Section 83(b) is made, the holder will be subject to tax at ordinary income rates at the time of the expiration or earlier termination of the Restriction Period in an amount equal to the excess of the fair market value of the Restricted Stock at the time that the Restriction Period lapses or terminates over the amount paid for the stock. Any further gain on sale of the stock will be capital gain. If a holder makes an election under Section 83(b) of the Code, the holder will be subject to tax at ordinary income rates based on the fair market value of the Restricted Stock at the date of grant. Any further gain on sale of the stock would be capital gain.

     The Company must withhold taxes and will be entitled to a deduction with respect to the amount of ordinary income recognized by the employee, unless otherwise disallowed under the Code.

     Cap on Company Deductions for Certain Compensation. Under the Omnibus Reconciliation Act of 1993 (the "Act"), certain compensation payments in excess of $1 million are subject to a cap on deductibility for the Company. The limitation on deductibility applies with respect to that portion of a compensation payment for a taxable year in excess of $1 million to either the chief executive officer of the Company or any one of the other four highest paid executives. Certain performance-based compensation is not subject to the cab on deductibility. Stock options can qualify for this performance-based exception, but only if they are granted by the Compensation Committee, they are granted at fair market value, the total number of shares that can be granted to an executive for any period is stated, and stockholder and Board approval is obtained. The Company intends to administer the ISO and NSO portions of the Plan to comply with these performance-based criteria.

     Restricted Shares do not satisfy the definition of performance-based compensation unless the granting or vesting of the Restricted Shares are based upon the attainment of specified performance goals.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF
                THE ADOPTION OF THE 2002 EQUITY INCENTIVE PLAN.

                      SPSS INC. 2002 EQUITY INCENTIVE PLAN

     The table below sets forth the amount that will be received by or allocated to each of the referenced persons and groups under the 2002 Equity Incentive Plan in the fiscal year ended December 31, 2002. If the amount to be received by or allocated to a particular person or group is indeterminable at this time, the table sets forth the amounts that would have been received by the person or group if the 2002 Equity Incentive Plan had been in effect during the fiscal year ended December 31, 2001. With the exception of the formula grants to Directors, the amounts set forth below are not indicative of grants to be made in future years.

                               NEW PLAN BENEFITS

                                                                  2002 EQUITY INCENTIVE PLAN
                                                              -----------------------------------
NAME AND PRINCIPAL POSITION                                   DOLLAR VALUE ($)    NUMBER OF UNITS
---------------------------                                   ----------------    ---------------
Jack Noonan.................................................    $1,393,570(1)          73,000
  President and Chief Executive Officer
Edward Hamburg..............................................    $  820,870(1)          43,000
  Executive Vice President, Corporate Operations, Chief
     Financial Officer and Secretary
Brian Zanghi................................................    $2,768,050(1)         145,000
  Executive Vice President, Chief Operating Officer
Jonathan Otterstatter.......................................    $  763,600(1)          40,000
  Executive Vice President, Chief Technology Officer
Ian Durrell.................................................    $  477,250(1)          25,000
  President, SPSS Market Research
Executive Officers as a group...............................    $8,017,800(1)         420,000
Non-Executive Directors as a group..........................    $2,338,525(1)         122,500
Non-Executive Officer Employee Group........................    $7,680,775(2)         407,000

---------------
(1) The information provided indicates amounts that will be received under the 2002 Equity Incentive Plan during the fiscal year ended December 31, 2002.

(2) Information regarding amounts that will be received under the 2002 Equity Incentive Plan is not determinable. The information provided indicates amounts that would have been received under the 2002 Equity Incentive Plan if it had been in effect during the fiscal year ended December 31, 2001.

                                   PROPOSAL 3

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors, upon recommendation of its Audit Committee, has selected the accounting firm of KPMG LLP to serve as independent auditors of SPSS with respect to the 2002 fiscal year and proposes the ratification by the stockholders of such selection. KPMG LLP has served as SPSS's independent auditors since 1985, is familiar with the business and operations of SPSS and has offices convenient to SPSS's offices.

     Representatives of KPMG LLP will be present at the annual meeting. They will have the opportunity to make a statement and will be available to respond to appropriate questions.

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR
         THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT
                         AUDITORS FOR FISCAL YEAR 2002.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and holders of more than 10% of our common stock to file with the Securities and Exchange Commission reports regarding their ownership and changes in ownership of our equity securities. SPSS believes, during fiscal year 2001, that its directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements, with the following exceptions: (i) a late report on Form 3 filed by Jonathan P. Otterstatter regarding his initial beneficial ownership of SPSS common stock upon being elected as an executive officer of SPSS; (ii) a late report on Form 3 filed by David Blyer regarding his initial beneficial ownership of SPSS common stock upon being elected as an executive officer of SPSS; (iii) two late reports filed by Patrick

Dauga, the first of which is a late report on Form 3 regarding his initial beneficial ownership of SPSS common stock upon being elected as an executive officers of SPSS and the second of which is a late report on Form 4 regarding two purchases of shares of SPSS common stock on November 5, 2001; (iv) a late report on Form 5 by Michael Blair of the acquisition of shares of SPSS stock on February 26, 2001; (v) a late report on Form 5 filed by Merritt Lutz regarding three sales of shares of SPSS common stock in May 2001; (vi) a late report on Form 5 by Jack Noonan of the conversion of ShowCase Corporation options to SPSS options upon the consummation of the merger of SPSS and ShowCase; and (vii) a late report on Form 5 by Edward Hamburg of the acquisition of restricted shares of SPSS common stock on May 15, 2001. In making this statement, SPSS has relied upon examination of the copies of Forms 3, 4 and 5 provided to SPSS and the written representations of its directors, officers and 10% stockholders.

                   SOLICITATION AND EXPENSES OF SOLICITATION

     The expenses of preparing and mailing this Proxy Statement and the accompanying form of proxy and the cost of solicitation of proxies on behalf of the Board will be paid by SPSS. Proxies may be solicited by personal interview, mail or telephone. Brokerage houses, other custodians and nominees will be asked whether other persons are beneficial owners of the shares which they hold of record and, if so, they will be supplied with additional copies of the proxy materials for distribution to such beneficial owners. SPSS will reimburse parties holding stock in their names or in the names of their nominees for their reasonable expenses in sending the proxy materials to their principals.

                      SUBMISSION OF STOCKHOLDER PROPOSALS
                          FOR THE 2003 ANNUAL MEETING

     If a stockholder desires to have a proposal formerly considered at the 2003 Annual Meeting of Stockholders, and included in the Proxy Statement for that meeting, the proposal must be mailed to the Secretary, SPSS Inc., 233 South Wacker Drive, Chicago, Illinois 60606, and must be received by the Secretary on or before January 13, 2003. Additionally, if a proponent of a stockholder proposal at the 2003 Annual Meeting of Stockholders fails to provide notice of the intent to make such a proposal by personal delivery or mail to SPSS on or before April 11, 2003 or by an earlier or later date, if such date is established by amendment to SPSS's by-laws, then any proxy solicited by management may confer discretionary authority to vote on such proposal. SPSS will consider only proposals meeting the requirements of applicable SEC rules.

                                 ANNUAL REPORT

     A copy of SPSS's Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2001 is being mailed with this Proxy Statement to each stockholder entitled to vote at the annual meeting. STOCKHOLDERS NOT RECEIVING A COPY OF THE ANNUAL REPORT ON FORM 10-K MAY OBTAIN ONE WITHOUT CHARGE BY WRITING OR CALLING EDWARD HAMBURG, SECRETARY, SPSS INC., 233 SOUTH WACKER DRIVE, CHICAGO, ILLINOIS 60606, TELEPHONE (312) 651-3000.

                                          By order of the Board of Directors

                                          /s/ Edward Hamburg
                                          Edward Hamburg
                                          Secretary of SPSS Inc.

                                                                      APPENDIX A

                                   SPSS INC.

            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I. AUDIT COMMITTEE PURPOSE

     The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

     - Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

     - Monitor the independence and performance of the Company's independent auditors and internal auditing department.

     - Provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board of Directors.

     The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II. AUDIT COMMITTEE COMPOSITION AND MEETINGS

     Audit Committee members shall meet the requirements of the NASD/AMEX Exchange. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

     Audit Committee members shall be appointed by the Board. If an audit committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

     The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the director of the internal auditing department, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditor's limited review procedures.

III. AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

  Review Procedures

1. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

2. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

3. In consultation with the management, the independent auditors, and the internal auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management's responses.

4. Review with financial management and the independent auditors the company's quarterly financial results prior to the release of earnings and/or the company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 (see item 9). The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

  Independent Auditors

1. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

2. Approve the fees and other significant compensation to be paid to the independent auditors.

3. On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

4. Review the independent auditors audit plan -- discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

5. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

6. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

  Other Audit Committee Responsibilities

1. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

2. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

3. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

                                                                      APPENDIX B

                                   SPSS INC.

                           2002 EQUITY INCENTIVE PLAN

     1. PURPOSE. The purpose of this 2002 Equity Incentive Plan (the "Plan") is to further the success of SPSS Inc., a Delaware corporation (hereinafter called the "Company"), by attracting and retaining Directors, officers, other key executives, employees and independent contractors of the Company and its Subsidiaries and to provide to such persons incentives and rewards relating to the Company's business plans.

     2. DEFINITIONS. For purposes of this Plan, the following terms shall be defined as set forth below:

          (a) "Appreciation Right" means a right granted pursuant to Section 8 hereof.

          (b) "Appreciation Right Agreement" means an agreement executed pursuant to Section 8(a) hereof.

          (c) "Board" means the Board of Directors of the Company.

          (d) "Change in Control" shall be defined, with respect to each Participant, as such term is defined in the Participant's employment agreement with the Company, if any. If no such employment agreement exists with respect to a Participant, the term "Change in Control" shall mean the occurrence of any of the following events:

             i. Consummation of the acquisition by any person (as such term is defined in Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) of beneficial ownership (within the meaning of Rule l3d-3 promulgated under the 1934 Act) of 40 percent (40%) or more of the combined voting power of the then outstanding voting securities of the Company; or

             ii. The individuals who, as of the date hereof, are members of the Board cease for any reason to constitute a majority of the Board, unless the election, or nomination for election by the Stockholders of the Company, of any new director or directors was approved by a vote of a majority of the Board, in which case such new director or directors shall, for purposes of this Agreement, be considered as a member or members of the Board; or

             iii. Approval by Stockholders of the Company of (A) a merger or consolidation of the Company if the Stockholders immediately before such merger or consolidation do not, as a result of such merger or consolidation, own, directly or indirectly, more than 60 percent (60%) of the combined voting power of the then outstanding voting securities of the entity resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of the Company outstanding immediately before such merger or consolidation; or (B) a complete liquidation or dissolution, or an agreement for the sale or other disposition, of all or substantially all of the assets of the Company.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because 40 percent (40%) or more of the combined voting power of the then outstanding securities is acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained for employees of the Company, or (ii) any corporation that, immediately prior to such acquisition, is owned directly or indirectly by the Stockholders of the Company in the same proportion as their ownership of stock of the Company immediately prior to such acquisition.

          (e) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          (f) "Common Shares" means shares of common stock of the Company, $0.01 par value per share, or any security into which such Common Shares may be changed by reason of any transaction or event of the type referred to in
     Section 4(c).

          (g) "Compensation Committee" means a committee appointed by the Board comprised solely of two or more Non-Employee Directors, each of whom shall be a disinterested person within the meaning of Rule 16b-3.

          (h) "Date of Grant" means the date determined in accordance with the Board's authorization on which a grant of Option Rights, Appreciation Rights, or Restricted Shares, becomes effective.

          (i) "Director" means a member of the Board.

          (j) "Exchange Act" means the Securities Exchange Act of 1934.

          (k) "Incentive Stock Option" means an Option Right granted pursuant to
     Section 6 hereof that is intended to qualify as an "incentive stock option" as that term is defined in Section 422 of the Code or any successor provision and which conforms to the applicable provisions of Section 422 of the Code or any successor provision.

          (l) "Market Value", as applied to any date, means the price per share of the Common Shares in an amount equal to the closing price of the last sale of the Common Shares as reported by the Nasdaq National Market or the principal securities exchange or automated quotation system on which Common Shares were sold on the date when the Market Value per Common Share is to be determined or, if the date is a date on which the Common Shares did not trade, the closing price on the immediately preceding day on which the stock traded.

          (m) "Non-Employee Director" shall have the meaning ascribed to such term in Rule 16b-3.

          (n) "Nonqualified Stock Option" means an Option Right other than an Incentive Stock Option.

          (o) "Optionee" means the optionee named in an Option Agreement with the Company.

          (p) "Option Agreement" means an agreement executed pursuant to Section 6 hereof.

          (q) "Option Price" means the purchase price payable on exercise of an Option Right.

          (r) "Option Right" means the right to purchase Common Shares granted pursuant to Section 6.

          (s) "Participant" means a person who is approved by the Board to receive benefits under this Plan and who is at the time an officer, executive, Director or other employee (including, without limitation, officers and directors who are employees) or independent contractor of the Company or any one or more of its Subsidiaries, or who has agreed to commence serving in any of such capacities.

          (t) "Restricted Shares" means Common Shares issued pursuant to Section 9 as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in Section 9 has expired.

          (u) "Restricted Share Agreement" means an agreement executed pursuant to Section 9(a) hereof.

          (v) "Rule 16b-3" means rule 16b-3 promulgated under the Exchange Act (the "Exchange Act") (or any successor rule substantially to the same effect), as in effect from time to time.

          (w) "Spread" means the excess of the Market Value per Common Share of the Common Shares on the date when the Appreciation Right is exercised, or on the date when Option Rights are surrendered in payment of the Option Price of other Option Rights, over the Option Price provided for in the related Option Right.

          (x) "Stockholders" shall mean the owners of the issued and outstanding Common Shares of SPSS.

          (y) "Subsidiary" means any corporation with respect to which the Company directly or indirectly owns stock possessing 50% or more of the voting power as described in Section 424(f) of the Code.

     3. PLAN ADMINISTRATION.

          (a) Administration. This Plan will be administered by the Board. The Board may, from time to time, delegate all or any part of its authority under this Plan to the Compensation Committee. When used in this Plan, the term "Board" shall mean the Board or the Compensation Committee, if the Board has delegated the applicable power to the Compensation Committee pursuant to this Section 3(a). Appreciation Rights and Option Rights may be granted only by the Compensation Committee.

          (b) Authority of the Board.

          i. The Board will take such actions as are required to be taken by it hereunder, may take the actions permitted to be taken by it hereunder, and will have the authority, subject to the provisions of the Plan, to establish, adopt and revise such rules and regulations relating to the Plan as it may deem necessary or advisable for the administration of the Plan. The Board's decisions and determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. Each determination, interpretation or other action made or taken by the Board pursuant to the provisions of the Plan or any agreement, notification, or document evidencing the grant of an Option Right, Appreciation Right or Restricted Share will be conclusive and binding for all purposes and on all persons, including, without limitation, the Company and its Subsidiaries, the Stockholders, the Compensation Committee, the Board and each of its respective members, the directors, officers and employees of the Company and its Subsidiaries, and the Participants and their respective successors in interest. Without limiting the generality or effect of any provision of the Certificate of Incorporation of the Company, no member of the Board will be liable for any action or determination made in good faith with respect to the Plan or any Option Right, Appreciation Right or Restricted Share granted under the Plan.

          ii. The provisions of Sections 6, 8 and 9 will be interpreted as authorizing the Board, in taking any action under or pursuant to this Plan, to take any action it determines in its sole discretion to be appropriate subject only to the express limitations therein contained and no authorization in any such Section or other provision of this Plan is intended or may be deemed to constitute a limitation on the authority of the Board.

          iii. With the consent of the Participant affected thereby, the Board may amend or modify the terms of any outstanding Option Right, Appreciation Right or Restricted Share in any manner, provided that the amended or modified terms are permitted by the Plan as then in effect. Without limiting the generality of the foregoing sentence, the Board may, with the consent of the Participant affected thereby, modify the exercise price, number of shares or other terms and conditions of an Option Right, extend the term of an Option Right, accelerate the exercisability or vesting or otherwise terminate any restrictions relating to an Option Right, accept the surrender of any outstanding Option Right, or, to the extent not previously exercised or vested, authorize the grant of new Option Rights in substitution for surrendered Option Rights.

          iv. The existence of this Plan or any right granted or other action taken pursuant hereto will not affect the authority of the Board or the Company to take any other action, including in respect of the grant or award of any option, security, or other right or benefit, whether or not authorized by this Plan, subject only to limitations imposed by applicable law as from time to time applicable thereto.

     4. SHARES AVAILABLE UNDER THE PLAN.

          (a) Authorized Number of Common Shares. Subject to adjustment as provided in Section 4(c) hereof:

          i. The number of Common Shares that may be issued or transferred under this Plan upon the exercise of Option Rights that qualify as Incentive Stock Options may not exceed a maximum of 500,000.

          ii. The number of Common Shares that may be issued or transferred under this Plan upon the exercise of Option Rights that qualify as Nonqualified Stock Options, Appreciation Rights or as Restricted Shares and released from substantial risks of forfeiture thereof, may not exceed a maximum of 500,000.

Common Shares issued under this Plan may be shares of original issuance or treasury shares or a combination of the foregoing.

          (b) Reuse of Common Shares. If any Common Shares subject to Option Rights, or other rights to acquire Common Shares pursuant to this Plan, expire, terminate or are cancelled without having been exercised in full, the number of Common Shares subject to such Option Right or other right, but as to which such Option Right or other right was not exercised prior to its expiration, termination or cancellation, may again be optioned, granted or awarded hereunder, subject to the limitations set forth in Section 4(a).

          (c) Adjustments. If the Board determines that (a) any stock dividend, stock split, combination of shares, recapitalization, or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation, or other distribution of assets or issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing, would result in the dilution or enlargement of the rights of Participants, then the Board may make or provide for adjustments in (i) the number of shares specified in Section 4(a) as the Board may determine is appropriate to reflect any transaction or event described in this Section 4(c), or (ii) the number of Common Shares covered by outstanding Option Rights or Appreciation Rights granted hereunder, the prices per share applicable to such Option Rights and Appreciation Rights and the kind of shares covered thereby. Notwithstanding the foregoing, any adjustment which by reason of this
     Section 4(c) is not required to be made currently will be carried forward and taken into account in any subsequent adjustment. In the event of any such transaction or event, the Board may provide in substitution for any or all outstanding awards under this Plan such alternative consideration as it may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced.

     5. ELIGIBILITY. Option Rights, Appreciation Rights and Restricted Shares may be granted under the Plan to those Participants as the Board from time to time selects.

     6. OPTION RIGHTS. The Board may from time to time authorize the grant to Participants of Option Rights upon such terms and conditions as it may determine in accordance with the following provisions:

          (a) Form of Option Rights. Option Rights granted under this Plan may be (i) Incentive Stock Options, (ii) Nonqualified Stock Options, or (iii) a combination of the foregoing. An Incentive Stock Option may be granted only to a Participant who, at the time the Incentive Stock Option is granted, is approved by the Board to receive an Incentive Stock Option and, at the time, is an employee of the Company or of one or more of its Subsidiaries. An Incentive Stock Option may be granted only as permitted by the Code and pursuant to the conditions set forth in this Section 6 and Section 7 hereto.

          (b) Option Agreements. Each grant of Option Rights will be evidenced by an Option Agreement executed on behalf of the Company by any officer, director, or, if authorized by the Board, employee of the Company and delivered to the Optionee, containing such terms and provisions as the Board may approve, except that in no event will any such Option Agreement include any provision prohibited by the express terms of this Plan. The Option Agreement shall be consistent with the form of Option Agreement adopted by the Board and amended from time to time, for the purpose of granting Option Rights. Option Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

          (c) Option Grants.

             i. Discretionary Grants. A Participant, other than a Non-Employee Director who shall receive grants exclusively pursuant to Section 6(c)(ii) hereof, may be granted one or more Option Rights under the Plan, and such Option Rights will be subject to such terms and conditions, consistent with the other provisions of the Plan, as are determined by the Board in its sole discretion. For each grant of an Option Right, the Board will specify (A) the number of Common Shares to which the grant pertains and (B) whether the grant consists of Incentive Stock Options, Nonqualified Stock Options or both Incentive Stock Options and Nonqualified Stock Options. Notwithstanding the foregoing, no Participant may receive, in any single calendar year, a grant of an Option Right to purchase more than 150,000 Common Shares.

             ii. Formula Grants. An Option Right to purchase 7,500 Common Shares shall be automatically granted to each Non-Employee Director on an annual basis with each such grant being effective as of the first business day of each calendar year. Notwithstanding any other provision of this Plan relating to the discretion of the Board to determine the terms of the Option Rights granted pursuant hereto, each Option Right granted pursuant to this Section 6(c)(ii) shall (A) be granted with an exercise price equal to the Market Value on the date of grant, (B) be a Nonqualified Stock Option and (C) vest in full immediately upon the date of grant.

          (d) Option Exercise Price.

             i. Incentive Stock Options. The per share price to be paid by the Participant at the time an Incentive Stock Option is exercised will be determined by the Board in its sole discretion at the Date of Grant; provided, however, that such price will not be less than (i) 100% of the Market Value of one Common Share on the Date of Grant, or (ii) 110% of the Market Value of one Common Share on the Date of Grant if, at that time the Option Right is granted, the Participant owns, directly or indirectly (as determined pursuant to Section 424(d) of the Code), more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary or parent corporation of the Company (within the meaning of Sections 424(f) and 424(e), respectively, of the Code).

             ii. Nonqualified Stock Options. The per share price to be paid by the Participant at the time a Nonqualified Stock Option is exercised will be determined by the Board in its sole discretion at the Date of Grant; provided, however, that such price will not be less than 85% of the Market Value of one Common Share on the Date of Grant.

          (e) Term of Option Rights.

             i. Incentive Stock Options. The period during which an Incentive Stock Option may be exercised will be fixed by the Board in its sole discretion at the time such Option Right is granted; provided, however, that in no event will such period exceed ten (10) years from its Date of Grant or, in the case of a Participant who owns, directly or indirectly (as determined pursuant to Section 424(d) of the Code), more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary or parent corporation of the Company (within the meaning of Sections 424(f) and 424(e), respectively, of the Code), five
        (5) years from its Date of Grant.

             ii. Nonqualified Stock Options. The period during which a Nonqualified Stock Option may be exercised will be fixed by the Board in its sole discretion at the time such Option Right is granted; provided, however, that in no event will such period exceed ten (10) years from its Date of Grant.

          (f) Exercise of Options. Each grant of an Option Right will specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary which is necessary before the Option Right or installments thereof will vest and become exercisable and may provide for the earlier exercise of such Option Right in the event of a Change in Control or other event. To the extent that the right to purchase Common Shares has accrued thereunder, an Option Right may be exercised from time to time by written notice to the Company, in accordance with the procedures set forth in the Option Agreement.

          (g) Payment of Exercise Price.

             i. Each grant will specify whether the Option Price is payable (A) in cash, (B) by the actual or constructive transfer to the Company of nonforfeitable, unrestricted Common Shares already owned by the Optionee (or other consideration authorized pursuant to Section 6(g)(ii)) having an actual or constructive value as of the time of exercise as determined by the Board or in accordance with the applicable Option Agreement referred to in Section 6(b), equal to the total Option Price, (C) by having the Company reduce the number of Common Shares distributed to the Optionee by a number of Common Shares with a Market Value per Common Share, as of the date of exercise, equal to the Option Price of the Common Shares, (D) by deferred payment of the full purchase price of the Common Shares from the proceeds of a sale, through a bank or broker, on the exercise date of some or all of the Common Shares underlying the Option Right to which such exercise relates, or (E) by a combination of such methods of payment. In connection with a constructive transfer pursuant to Section 6(g)(i)(B) hereof, a Participant may provide an attestation letter in form acceptable to the Company requesting that the Company issue and transfer to the Participant, in full satisfaction of such exercise, Common Shares having a value net of the exercise price and any applicable withholding taxes.

             ii. The Board may determine, at or after the Date of Grant, that payment of the Option Price of any option (other than an Incentive Stock Option) may also be made in whole or in part in the form of Restricted Shares or other Common Shares that are forfeitable or subject to restrictions on transfer, or other Option Rights (based on the Spread on the date of exercise). Unless otherwise determined by the Board at or after the Date of Grant, whenever any Option is exercised in whole or in part by means of any of the forms of consideration specified in this
        Section 6(g), the Common Shares received upon the exercise of the Option Rights will be subject to such risk of forfeiture or restrictions on transfer as may correspond to any that apply to the consideration surrendered, but only to the extent of (i) the number of shares surrendered in payment of the Option Price or (ii) the Spread of any unexercisable portion of Option Rights surrendered in payment of the Option Price.

             iii. Any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on the exercise date of some or all of the shares to which such exercise relates.

          (h) Reload Policy. In the event that a Participant serving in a management position at the Company tenders by attestation Common Shares in payment or partial payment of either the Option Price or any withholding taxes, additional Option Rights may be granted to such Participant, subject to Board approval. The number of additional Option Rights shall equal the number of Common Shares constructively tendered in payment or partial payment of either the Option Price or any withholding taxes.

          (i) Successive Grants. Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

          (j) Post-Termination Exercises. The Board shall establish and set forth in each Option Agreement that evidences an Option Right whether the Option will continue to be exercisable, and the terms and conditions of such exercise, if an Optionee ceases to be employed by, or to provide services to, the Company or its Subsidiaries, which provisions may be waived by the Board at any time.

     7. ADDITIONAL INCENTIVE STOCK OPTION LIMITATIONS.

          (a) Dollar Limitation. To the extent the aggregate Market Value (determined as of the Date of Grant) of Common Shares with respect to which Incentive Stock Options are exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company) exceeds $100,000, such portion in excess of $100,000 shall be treated as a Nonqualified Stock Option. In the event the Optionee holds two or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options are granted.

          (b) Eligible Employees. Individuals who are not employees of the Company or one of its parent corporations or subsidiary corporations may not be granted Incentive Stock Options. For purposes of this Section 7(b), "parent corporation" and "subsidiary corporation" shall have the meanings attributed to those terms for purposes of Section 424(e) and 424(f) of the Code.

          (c) Exercisability. An Option designated as an Incentive Stock Option must be exercised within three months after termination of employment for reasons other than death, except that, in the case of termination of employment due to disability, as defined in Section 22(e)(3), such Option must be exercised within one year after such termination. In the case of termination of employment due to the death of the employee, such Option must be exercised within one year after such termination.

     Employment shall not be deemed to continue beyond the first 90 days of a leave of absence unless the Optionee's reemployment rights are guaranteed by statute or contract.

          (d) Taxation of Incentive Stock Options. In order to obtain certain tax benefits afforded to Incentive Stock Options under Section 422 of the Code, the Optionee must hold the shares issued upon the exercise of an Incentive Stock Option for two years after the Date of Grant of the Incentive Stock Option and one year from the date of exercise. An Optionee may be subject to the alternative minimum tax at the time of exercise of an Incentive Stock Option. The Board may require an Optionee to give the Company prompt notice of any disposition of shares acquired by the exercise of an Incentive Stock Option prior to the expiration of such holding periods.

     8. APPRECIATION RIGHTS. The Board may also authorize the grant to any Optionee of Appreciation Rights in respect of Option Rights granted hereunder. An Appreciation Right will be a right of the Optionee, exercisable by surrender of the related Option Right or in accordance with the applicable agreement referred to in Section 8(a), to receive from the Company an amount, as determined by the Board, which will be expressed as a percentage of the Spread at the time of exercise. Each such grant will be in accordance with the following provisions:

          (a) Appreciation Right Agreement. Each grant of Appreciation Rights will be evidenced by an Appreciation Right Agreement executed on behalf of the Company by an officer, director, or, if authorized by the Board, employee of the Company and delivered to and accepted by the Optionee, which agreement will describe such Appreciation Rights, identify the related Option Rights, state that such Appreciation Rights are subject to all the terms and conditions of this Plan, and contain such other terms and provisions as the Board may approve, except that in no event will such Appreciation Right Agreement include any provision prohibited by the express terms of this Plan. The Appreciation Right Agreement shall be consistent with the form of Appreciation Right Agreement adopted by the Board and amended from time to time, for the purpose of granting Appreciation Rights.

          (b) Terms of Grant.

             i. Any grant may provide that the amount payable on exercise of an Appreciation Right may be paid by the Company in cash, in Common Shares, or in any combination thereof and may either grant to the Optionee or retain in the Board the right to elect among those alternatives.

             ii. Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Board as of the Date of Grant.

             iii. Any grant may specify waiting periods before exercise and permissible exercise dates or periods and will provide that no Appreciation Right may be exercised except at a time when the related Option Right is also exercisable and at a time when the Spread is positive.

             iv. Any grant may specify that such Appreciation Right may be exercised only in the event of a Change in Control or other event.

             v. Any grant may provide that, in the event of a Change in Control, then any such Appreciation Right will automatically be deemed to have been exercised by the Optionee, the related Option Right will be deemed to have been surrendered by the Optionee and will be cancelled, and the Company forthwith upon the consummation thereof will pay to the Optionee in cash an amount equal to the Spread at the time of such consummation.

     9. RESTRICTED SHARES. The Board may also authorize the issuance or transfer of Restricted Shares to Participants in accordance with the following provisions:

          (a) Restricted Share Agreement. Each issuance or transfer of Restricted Shares will be evidenced by a Restricted Share Agreement executed on behalf of the Company by any officer, director, or, if authorized by the Board, employee of the Company and delivered to and accepted by the Participant and containing such terms and provisions as the Board may approve, except that in no event will any such Restricted Share Agreement include any provision prohibited by the express terms of the Plan. The

     Restricted Share Agreement shall be consistent with the form of Restricted Share Agreement adopted by the Board and amended from time to time, for the purpose of issuing Restricted Shares.

          (b) Share Certificates. All certificates representing Restricted Shares will be held in custody by the Company until all restrictions thereon have lapsed, together with a stock power executed by the Participant in whose name such certificates are registered, endorsed in blank and covering determination by the Board that an event causing the forfeiture of the Restricted Shares has occurred.

          (c) Participant Rights. Each such issuance or transfer will constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend, and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer provided in
     Section 9(e) below.

          (d) Consideration. Each such issuance or transfer may be made without additional consideration.

          (e) Substantial Risk of Forfeiture and Restrictions.

             i. Each such issuance or transfer will provide that the Restricted Shares covered thereby will be subject, except (if the Board so determines) in the event of a Change in Control or other event specified in the Restricted Share Agreement, for a period to be determined by the Board at the Date of Grant, to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code.

             ii. Each such issuance or transfer will provide that during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares will be prohibited or restricted in the manner and to the extent prescribed in or pursuant to the Restricted Share Agreement, (which restrictions may include, without limitation, rights of repurchase or first refusal or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee).

     10. TRANSFERABILITY.

          (a) No Option Right or Appreciation Right granted, issued, or transferred under this Plan will be transferable by a Participant other than by will or the laws of descent and distribution except (in the case of a Participant who is not a Director or officer of the Company) to a fully revocable trust of which the Optionee is treated as the owner for federal income tax purposes. Option Rights and Appreciation Rights will be exercisable during the Optionee's life only by him or by his guardian or legal representative. The Board may impose additional restrictions on transfer as well.

          (b) The Board may specify at the Date of Grant that part or all of the Common Shares that are (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 9(e), will be subject to further restrictions on transfer.

     11. FRACTIONAL SHARES. The Company will not be required to issue any fractional Common Shares pursuant to this Plan. The Board may provide for the elimination of fractions and for the settlement of fractions in cash.

     12. WITHHOLDING TAXES. To the extent that the Company is required to withhold federal, state, local, or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements may include relinquishment of a portion of such benefit.

     13. AMENDMENTS; CANCELLATIONS; MODIFICATIONS.

          (a) Board Amendments. The Board, in its sole discretion, may amend, change or modify this Plan in such respects as the Board shall deem advisable, including, without limitation, amendments increasing the total number of Common Shares that may be issued or transferred under Section 4(a)(ii) hereof upon the exercise of Option Rights that qualify as Nonqualified Stock Options, Appreciation Rights or as Restricted Shares and released from substantial risks of forfeiture thereof; provided, however, that the

     Board may not amend the Plan in any manner which would prevent an Option Right intended to qualify as an Incentive Stock Option from so qualifying.

          (b) Board and Stockholder Amendments. To the extent required for compliance with Section 422 of the Code or any applicable law or regulation, both the Board and a majority of the Stockholders of the Company present in person or by proxy at a meeting of the Company's Stockholders and entitled to vote generally in the election of directors must approve any amendment (i) increasing the total number of Common Shares that may be issued or transferred under Section 4(a)(i) hereof upon the exercise of Option Rights that qualify as Incentive Stock Options or (ii) otherwise requiring Stockholder approval under any applicable law or regulation.

          (c) Cancellations. The Board may, with the concurrence of the affected Optionee, cancel any agreement evidencing Option Rights or any other award granted under this Plan. In the event of such cancellation, the Board may authorize the granting of new Option Rights or other awards hereunder (which may or may not cover the same number of Common Shares which had been the subject of the prior award) in such manner, at such option price, and subject to such other terms, conditions and discretions as would have been applicable under this Plan had the canceled Option Rights or other award not been granted.

          (d) Modifications. In case of termination of employment by reason of death, disability or normal or early retirement, or in the case of hardship or other special circumstances, of a Participant who holds an Option Right or Appreciation Right not immediately exercisable in full or any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or who holds Common Shares subject to any transfer restriction imposed pursuant to Section 10(b), the Board may take such action as it deems equitable in the circumstances or in the best interests of the Company including without limitation waiving or modifying any other limitation or requirement under any such award.

     14. MISCELLANEOUS.

          (a) Continued Employment or Service. This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate or modify the terms of such Participant's employment or other service at any time.

          (b) Non-Exclusivity of the Plan. Nothing contained in the Plan is intended to amend, modify or rescind any previously approved compensation plans or programs entered into by the Company. The Plan will be construed to be in addition to any and all such other plans or programs. Neither the adoption of the Plan nor the submission of the Plan to the Stockholders for approval will be construed as creating any limitations on the power of authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.

          (c) Severability. To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option Right, but will remain in effect for other Option Rights and there will be no further effect on any provision of this Plan.

          (d) Governing Law. This Plan will be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflict of laws thereof. If any provision of this Plan is held to be invalid or unenforceable, no other provision of this Plan will be affected thereby.

          (e) Effective Date. The Plan shall be effective upon adoption by the Board, but the Plan shall be void unless it is approved by the Stockholders within twelve (12) months after the date the Plan is adopted by the Board. Subject to the foregoing condition, Option Rights, Appreciation Rights and Restricted Shares may be granted pursuant to the Plan from time to time within the period commencing upon adoption of the Plan by the Board and ending ten (10) years after the earlier of such adoption or the approval of the Plan by the Stockholders.

                                                                      APPENDIX C

PROXY - SPSS INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 12, 2002

The undersigned stockholder of SPSS Inc. ("SPSS") hereby appoints Jack Noonan and Edward Hamburg proxies, with full authority, which may be exercised by either one or both of them, with power of substitution, to vote all shares of the Common Stock of SPSS which the undersigned is entitled to vote at the Annual Meeting of Stockholders of SPSS to be held at the offices of SPSS, 233 South Wacker Drive, Chicago, Illinois, at 1:00 p.m. (local time) on June 12, 2002 (the "Meeting"), and at any adjournment thereof as follows:

       A. as directed herein with respect to each of the proposals identified on the reverse side hereof; and

       B. in their discretion with respect to any other business that may properly come before the meeting.

By delivery of this proxy, the undersigned stockholder hereby revokes all proxies previously given by the undersigned with respect to the shares of Common Stock covered hereby.

YOUR VOTE IS IMPORTANT!

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.

(Continued and to be signed on reverse side.)

SPSS INC.





MR   A SAMPLE


DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

Use a black pen. Mark with                            Mark this box with an X
an X inside the grey areas   [X]                  [ ] if you have made changes
as shown in this example                              to your name or address
                                                      details above.




 ANNUAL MEETING PROXY CARD

   A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

A         ELECTION OF DIRECTORS

   1.  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" ALL NOMINEES.


   01 - Norman Nie                            [ ]  FOR  [ ]   WITHHOLD

   02 - Bernard Goldstein                     [ ]  FOR  [ ]   WITHHOLD

   03 - William Binch                         [ ]  FOR  [ ]   WITHHOLD



B      ISSUES

 1.  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" ALL PROPOSALS.



   2. A PROPOSAL TO APPROVE THE 2002                  FOR     AGAINST   ABSTAIN
        EQUITY INCENTIVE PLAN.                        [ ]       [ ]      [ ]

   3. A PROPOSAL TO RATIFY THE SELECTION              FOR     AGAINST   ABSTAIN
        OF KPMG LLP AS INDEPENDENT AUDITORS           [ ]       [ ]      [ ]
        FOR SPSS FOR 2002.

Mark this box with an X if you plan to attend the meeting.      [ ]


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS OR OTHERWISE IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

C AUTHORIZED SIGNATURES - SIGN HERE - THIS SECTION MUST BE COMPLETED FOR YOUR INSTRUCTIONS TO BE EXECUTED.


Please sign exactly as name appears hereon. Joint owners should each sign personally. If stockholder is a corporation, please sign full corporate name by the President or other authorized officer and, if a partnership, please sign full partnership name by an authorized partner or other authorized person. Executors, trustees, officers, etc., should indicate their titles when signing.


--------------------------------------------------
Signature 1 - Please keep signature within the box


--------------------------------------------------
Signature 2 - Please keep signature within the box


--------------------------------------------------
Date (dd/mm/yyyy)



SPSS INC.